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                                                                     Exhibit 4.7


                             AMENDMENT NO. 4 TO THE
                         POOLING AND SERVICING AGREEMENT

               THIS AMENDMENT NO. 4 (this "Amendment") to the Pooling and Servicing Agreement is made as of June 2, 2000 by and among Navistar Financial Securities Corporation, a Delaware corporation ("NFSC"), Navistar Financial Corporation, a Delaware corporation ("Navistar Financial"), and The Bank of New York, a New York banking corporation, as Master Trust Trustee (the "Master Trust Trustee").

               NFSC, as Seller, Navistar Financial, as Servicer, and the Master Trust Trustee are parties to a Pooling and Servicing Agreement, dated as of June 8, 1995, and amended by Amendment No. 1, dated September 12, 1995, by Amendment No. 2, dated March 27, 1996, and by Amendment No. 3, dated July 17, 1998 (as amended, the "Pooling and Servicing Agreement"). In order to allow the Seller to make certain filings on behalf of the Master Trust as required by the Securities Act of 1933, the Seller, the Servicer and the Master Trust Trustee have agreed to amend the Pooling and Servicing Agreement in the manner set forth herein. Capitalized terms used herein but not otherwise defined have the meanings set forth in the Pooling and Servicing Agreement.

               1. Amendment to Section 7.05. Section 7.05 of the Pooling and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

                       Seller Authorized to File Reports Pursuant to Securities Exchange Act and Securities Act. The Seller is hereby authorized (i) to file on behalf of the Master Trust all reports required to be filed with the Securities and Exchange Commission or any exchange or any association of securities dealers pursuant to the Securities Exchange Act of 1934, as amended, or any rules or regulations thereunder, and (ii) to make any filings or registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any securities authority of any jurisdiction on behalf of the Master Trust as may be necessary or advisable to comply with the securities or reporting requirements laws of the United States or any state or other jurisdiction.

               2. Miscellaneous. This Amendment shall be construed in accordance with the internal laws of the State of Illinois, without reference to its conflict of law provisions, except that the obligations, rights and remedies of the Master Trust Trustee shall be determined in accordance with the internal laws of the State of New York, without regard to conflict of law provisions. This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which together constitute one and the same instrument. The provisions of this Amendment shall be deemed to be incorporated in, and made a part of, the Pooling and Servicing Agreement; and the Pooling and Servicing Agreement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument. Promptly after the execution of this Amendment the Master Trust Trustee shall furnish written notification of the substance of this Amendment to each Investor Certificateholder.

                                 *     *     *


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               IN WITNESS WHEREOF, the parties hereto have caused this Amendment
No. 4 to the Pooling and Servicing Agreement to be duly executed by their respective officers as of the date first written above.

                                   NAVISTAR FINANCIAL SECURITIES CORPORATION
                                           as Seller

                                   By:          /s/ R. Wayne Cain
                                        ----------------------------------------
                                   Its:         Vice President and Treasurer
                                        ----------------------------------------


                                   NAVISTAR FINANCIAL CORPORATION
                                           as Servicer

                                   By:          /s/ R. Wayne Cain
                                        ----------------------------------------
                                   Its:         Vice President and Treasurer
                                        ----------------------------------------

                                   THE BANK OF NEW YORK
                                           as Master Trust Trustee

                                   By:          /s/ Erwin Soriano
                                        ----------------------------------------
                                   Its:         Assistant Treasurer
                                        ----------------------------------------


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